                                                                  EXHIBIT 99.1

                           UNIT PURCHASE AGREEMENT
                           -----------------------


     This Unit Purchase Agreement (the "Agreement") is made and entered into as of April ___, 1997 by and among Silicon Valley Research, a California corporation (the "Company"), and those parties listed on the signature page hereof as "Investors" (who are referred to individually as an "Investor" and collectively as the "Investors").

     In consideration of the above recitals and the mutual covenants made herein, the parties hereby agree as follows:

     1.   Sale of Units; Closing; Delivery
          --------------------------------

          (a) Purchase and Sale of Units.  Subject to the terms and conditions
              --------------------------
hereof, the Company will issue and sell to each Investor, and each Investor will purchase from the Company, at the Closing (as defined below) the number of Units set forth opposite each Investor's name on Exhibit A. A "Unit" shall be composed of a share of common stock ("Shares"), no par value, of the Company ("Common Stock"), and a warrant to purchase a share of Common Stock ("Warrant Share"). The exercise price per Warrant Share shall be $1.31. A form of the warrant is attached as Exhibit B ("Warrant"). The purchase price per Unit ("Unit Purchase Price") shall be equal to $0.87. Each Warrant to purchase one
(1) Warrant Share shall be valued at $0.10.

          (b) Closing.  The closing of the purchase and sale of the Units shall
              -------
take place April , 1997 (the "Closing"). The date of the Closing is hereinafter referred to as the "Closing Date."

          (c) Delivery.  Subject to the terms and conditions of this Agreement,
              --------
at the Closing, the Company will deliver to each Investor a stock certificate representing the Shares to be purchased by such Investor against payment of the purchase price therefor by a check, payable to the order of the Company, or by wire transfer of immediately available funds to the bank account of the Company. In addition, the Company will deliver at the Closing a Warrant or Warrants to each Investor, registered in the name of such Investor, based on the number of Units purchased by such Investor.

     2.   Representations and Warranties of Investors. Each Investor represents
          -------------------------------------------
and warrants, severally, to the Company that:

          (a)  Authorization.  This Agreement constitutes the valid and legally
               -------------
binding obligation of such Investor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and equitable remedies, and except as indemnity provisions in the enforcement of
Section 4 of this Agreement (relating to registration rights) may be limited by law, and such Investor (if an individual) is over eighteen (18) years of age, and such Investor has full legal capacity, power and authority to enter into and be bound by this Agreement.

          (b)  Purchase for Own Account for Investment. Such Investor is
               ---------------------------------------
purchasing
the Units for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Units within the meaning of the Securities Act of 1933, as amended (the "1933 Act"). Such Investor has no present intention of selling or otherwise disposing of all or any portion of the Units.

          (c) Access to Information. Such Investor has had an opportunity to
              ---------------------
ask questions of the Company's representatives concerning the Company, its present and prospective business, assets, liabilities and financial condition that such Investor reasonably considers important in making the decision to purchase the Units. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the rights of the Investors to rely thereon.

          (d) Understanding of Risks. Such Investor is fully aware of: (i) the
              ----------------------
highly speculative nature of the investment in the Units; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and Warrant Shares and the restrictions on the transferability of the Shares and Warrant Shares (e.g., that such Investor may not be able to sell or dispose of the Shares and Warrant Shares or use them as collateral for loans); and (iv) the tax consequences of investment in the Units. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement and the rights of the Investors to rely thereon.

          (e) Investor's Qualifications. Such Investor is an "accredited"
              -------------------------
investor as defined under Regulation D under the 1933 Act. Such Investor is aware of the general business and financial circumstances of the Company and, by reason of such Investor's business or financial experience, such Investor is capable of evaluating the merits and risks of this investment and is financially capable of bearing a total loss of this investment.

          (f) No General Solicitation. Such Investor was in discussion with
              -----------------------
the Company regarding the general terms of this investment prior to the Company's Press Release on March 24, 1997 announcing the Company's negotiation of terms regarding this investment.

          (g) Compliance with Securities Laws. Such Investor understands and
              -------------------------------
acknowledges that, in reliance upon the representations and warranties made by such Investor herein, the Shares and Warrant Shares are not being registered with the U.S. Securities and Exchange Commission ("SEC" or "Commission") under the 1933 Act or being qualified under the California Corporate Securities Law of 1968, as amended (the "Law"), but instead are being issued under an exemption or exemptions from the registration and qualification requirements of the 1933 Act or the Law or other applicable state securities laws which impose certain restrictions on such Investor's ability to transfer the Shares and Warrant Shares.

          (h) Restrictions on Transfer. Such Investor understands that such
              ------------------------
Investor may not transfer any of the Shares or Warrant Shares unless such Shares or Warrant Shares are registered under the 1933 Act unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Such Investor understands that only the Company may file a registration statement with the SEC. Such Investor has also been advised that exemptions from registration and qualification may not be available or may not permit such Investor to transfer all or any of the Shares or Warrant Shares in the amounts or at the times proposed by such Investor.


          (i) Rule 144. In addition, such Investor has been advised that SEC
              --------
Rule 144 ("Rule 144") promulgated under the 1933 Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and Warrant Shares solely due to the holding periods required thereunder and, in any event, requires that the Shares and Warrant Shares be held for a minimum of one year, and in certain cases two years, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. Such Investor understands that Rule 144 may indefinitely restrict transfer of the Shares and Warrant Shares if such Investor is an "affiliate" of the Company and "current public information" about the Company (as defined in Rule 144) is not publicly available.

          (j) Legends and Stop-Transfer Orders. Such Investor understands that
              --------------------------------
certificates or other instruments representing any of the Shares and Warrant Shares acquired by such Investor may bear legends substantially similar to the following, in addition to any other legends required by federal or state laws:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

     In order to ensure and enforce compliance with the restrictions imposed by applicable law and those referred to in the foregoing legend, or elsewhere herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, with respect to any certificate or other instrument representing the Shares and Warrant Shares, or if the Company transfers its own securities, it may make appropriate notations to the same effect in the Company's records. Any legend endorsed on a certificate pursuant to this Subsection (j) and the related stop transfer instructions with respect to such securities shall be removed, and the Company shall issue a certificate without such legend to the holder thereof, if such securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act or if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company, to the effect that a sale, transfer or assignment of such securities may be made without registration.

      3. Representations and Warranties of the Company. The Company hereby
         ---------------------------------------------
represents and warrants to each Investor, severally, that, except as set forth in this Section, or on the Schedule of Exceptions attached hereto as Exhibit C (the "Schedule of Exceptions"), with any disclosure thereon being deemed disclosure for all purposes and all relevant subsections hereof, which exceptions will be deemed to be representations and warranties as if made hereunder:

          (a)  Organization and Good Standing. The Company is a corporation
               ------------------------------
duly organized, validly existing and in good standing under the laws of the State of California. The Company has all necessary corporate power and authority to own its assets and to carry on its business as now being conducted and presently proposed to be conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary.

          (b)  Requisite Power and Authorization. The Company has all necessary
               ---------------------------------
corporate power and authority under the laws of the State of California and all other applicable provisions of law to execute and deliver this Agreement, to issue the Shares, the Warrants and the Warrant Shares and to carry out the provisions of this Agreement and the Warrants. All corporate action on the part of the Company required for the lawful execution and delivery of this Agreement, and issuance and delivery of the Shares, the Warrants and the Warrant Shares has been duly and effectively taken. Upon execution and delivery, this Agreement and the Warrants constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, except as enforcement may be limited by insolvency and similar laws affecting the enforcement of creditors' rights generally and equitable remedies, and except as the indemnity provisions of Section 4 of this Agreement (relating to registration rights) may be limited by law. The Shares and the Warrants (and the Warrant Shares issuable upon exercise of the Warrants) when issued in compliance with the provisions of this Agreement or the Warrants, as the case may be, will be duly authorized and validly issued, fully paid, non-assessable, and issued in compliance with federal securities laws and the securities laws of the State of California. No shareholder of the Company or other person has any preemptive right of subscription or purchase or contractual right of first refusal or similar right with respect to the Shares, Warrants or Warrant Shares. The Company has reserved such number of shares of its Common Stock necessary for issuance of the Warrant Shares.

          (c)  SEC Documents. The Company has furnished to each Investor: the
               -------------
Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 and all documents that the Company was required to file, which it represents and warrants it did timely file, with the SEC under Sections 13 or 14(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since March
                                                  ------------
31, 1996 (collectively, the "SEC Documents"). As of their respective filing dates, or such later date on which such reports were amended, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the 1933 Act, as applicable. The SEC Documents as of their respective dates, or such later date on which such reports were amended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Documents ("Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. Except as may be indicated in the notes to the Financial Statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

          (d)  Capital Stock. The authorized capital stock of the Company
               -------------
consists of 25,000,000 shares of Common Stock, without par value, and 1,000,000 shares of Preferred Stock, without par value. As of April 1, 1997, there were 12,227,355 shares of Common Stock issued and outstanding and there are no issued and outstanding Preferred Stock. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Company has no outstanding securities convertible into or exchangeable for Common Stock and no contracts, rights, options or warrants to purchase or otherwise acquire Common Stock or securities convertible into or exchangeable for Common Stock. Since April 1, 1997 the Company has not issued any shares of capital stock or any options, warrants or other rights with respect thereto except for shares issued upon exercise of options, warrants or rights, all as set forth on Schedule 1 to the Schedule of Exceptions.

          (e)  No Prior Liens. There are no persons or entities with a lien
               --------------
against, or secured interest in, any of the tangible or intangible assets of the Company.

          (f)  Compliance with Other Agreements. Neither the execution and
               --------------------------------
delivery of, nor the consummation of any transaction or execution of any instrument contemplated by, this Agreement, nor the issuance of the Shares, the Warrants and the Warrant Shares, has constituted or resulted in, or will constitute or result in, a default under or breach or violation of any term or provision of the Company's Bylaws, Articles of Incorporation, or contracts with third parties, state or federal laws, rules or regulations, writs, orders or judgments or decrees which are applicable to the Company or its properties.

          (g)  Consents. All consents necessary for the Company to perform its
               --------
respective obligations hereunder have been obtained.

          (h)  No Material Adverse Change. Since December 31, 1996, there has
               --------------------------
not been:

              (i) any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse;

              (ii) any material change, except in the ordinary course of business, in the contingent obligations of the Company whether by way of guarantee, endorsement, indemnity, warranty or otherwise;

              (iii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company;

              (iv) any declaration or payment of any dividend or other distribution of the assets of the Company;

              (v) any labor organization activity; or

              (vi) any other event or condition of any character which has materially and adversely affected the Company's business, assets, liabilities, financial condition or operations or prospects.

          (i)  Intellectual Property. The Company has sufficient title and
               ---------------------
ownership of all patents, patent applications, copyrights, trade secrets, trademarks, proprietary information, proprietary rights, and processes necessary for its business as now conducted and as now proposed to be conducted by the Company without any conflict with or infringement of the rights of others. The research, development, manufacture, sale, and use of products presently made, used, or sold by, or contemplated for future manufacture, sale or use by the Company do not and would not constitute or involve a significant risk of infringement of any patent or misappropriation of any trade secret of any third party. There are no outstanding options, licenses, or agreements of any kind relating to any material use of the foregoing, nor is the Company bound by or a party to any options, licenses, encumbrances or liens, or any outstanding orders, judgments, decrees, stipulations, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity that are material to the Company's business as currently conducted or proposed to be conducted. The Company has not received any communications alleging that the Company, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that is violated by or would materially interfere with the current or prospective services provided to the Company by the employee or consultant or the use of his best efforts to promote the interests of the Company or that would materially conflict with the Company's business as currently conducted or as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as currently conducted or proposed to be conducted will, to the Company's knowledge, conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a material default under, any contract, covenant or instrument under which any of such employees is now obligated.

          (j) Litigation.  There is no action, suit, proceeding or
              ----------
investigation pending or, to the Company's best knowledge, currently threatened against the Company that questions the validity of this Agreement or the Warrants, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the business, assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

          (k)  Registration Rights.  The Company has
               -------------------
not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. None of the registration rights disclosed on the Schedule of Exceptions are senior to the registration rights provided for in this Agreement.

          (l)  Compliance with Laws. The Company is in compliance and has
               --------------------
conducted its business and operations so as to comply with all laws, ordinances, rules and regulations, judgments, decrees or orders of any court, administrative agency, commission, regulatory authority or other governmental or administrative body or instrumentality, whether domestic or foreign ("Governmental Entity"), except to the extent that failure to comply would not have a material adverse effect on the Company's financial or other condition, business, prospects, property, results or operations or assets as presently conducted or proposed to be conducted. There are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or against any of its properties or businesses, and none are pending or threatened. The Company has not during the past four (4) years received any governmental notice from any Governmental Entity for any violation of applicable laws or regulations.

          (m)  Taxes.  The Company has filed all tax
               -----
returns and reports as required by law, and there are no waivers of applicable statutes of limitations with respect to taxes for any year. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith.
The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date hereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company's present business, assets, liabilities and financial condition.
The Company has not been subject to a federal or state tax audit of any kind.

          (n)  Nasdaq Requirements.  The Company has
               -------------------
been designated for inclusion in the Nasdaq National Market upon prior application and substantially meets the quantitative maintenance criteria set forth in Rule 4450 (Quantitative Maintenance Criteria) of the Rules of the National Association of Securities Dealers, Inc. ("NASD") and Rule 4460 (Quantitative Designation Criteria) of the NASD. The issuance and sale of the Shares, Warrants and Warrant Shares will not, when issued and sold in accordance with this Agreement and the Warrants, violate the non-quantitative designation criteria of the Nasdaq National Market including, without limitation, Rule 4460(i) of the NASD which requires shareholder approval prior to the issuance of designated securities. The Company has not been terminated for inclusion in the Nasdaq National Market and has not received notification that termination is pending or under consideration.

          (o) No Default. The Company is not in default under any provision of
              ----------
its Articles of Incorporation or Bylaws or in material default under any material contract, commitment or restriction to which the Company is a party or by which the Company or any of its properties or assets is bound or affected or in material default under any term or condition of any judgment, decree, order, injunction or stipulation applicable to the Company. To the best of the Company's knowledge, no other party is in material default under or in material breach or violation of any material contract, commitment, or restriction to which the Company is a party or by which the Company or any of its properties or assets is bound or affected.

          (p) Registration Statement. To the best of the Company's knowledge,
              ----------------------
there exist no facts or circumstances that would inhibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities (as hereinafter defined) in accordance with Section 4(b) hereof.

          (q) No Misrepresentation. No representation or warranty by the
              --------------------
Company in this Agreement and no statements in the SEC Documents, as amended, nor any other document, statement, certificate or schedule furnished or to be furnished by or on behalf of the Company pursuant to this Agreement, when taken together with the foregoing, contains or shall contain any untrue statement of material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading. The Company has delivered true and complete copies of all documents requested by the Investors.


          (r) Employee Plans. No plans, programs, policies, commitments or
              --------------
other arrangements (each a "Plan") are covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 412 of the United States Internal Revenue Code (the "Code"). Neither the Company nor any officer or director of the Company, nor any trustee or administrator of any Company Plan is subject to any liability or penalty under Sections 4975 through 4980 of the Code or Title I of ERISA in connection with any Plan. The Company has not violated any of the health care continuation coverage requirements required by applicable law applicable to its employees. Each Plan has been maintained and administered in compliance with its terms and with the requirements prescribed by all statutes, orders rules and regulations which are applicable to such Plan, except to the extent noncompliance would not have a material adverse effect on the operation of such Plan. No suit, administrative proceeding, action or other litigation has been brought or is threatened, against or with respect to any such Plan, including any tax or labor authority audit or inquiry. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been made or accrued.

          (s) Non-Exercise of Options and/or Warrants. The Company has
              ---------------------------------------
received, or by the Closing Date will have received, fully executed and enforceable Agreements Not to Exercise Options and/or Warrants (in the form annexed hereto as Exhibit D) from certain
                  ---------
directors and officers of the Company and such agreements cover at least 974,350 shares of Common Stock.

          (t) Anti-dilution Shares. Issuance of the Shares and the Warrants
              --------------------
and the Warrant Shares under this Agreement will not result in the issuance of any additional shares of Common Stock or other anti-dilution, preemptive or similar rights contained in any options, warrants or other agreements or commitments of the Company. All rights of first refusal or other similar preemptive rights with respect to the issuances of the Shares, the Warrants and the Warrant Shares, all of which are disclosed on the Schedule of Exceptions, have been validly waived.


      4.  Registration Rights.
          -------------------

          (a) Definitions.  For purposes of this Section 4:
              -----------

              (i) "Register", "registered", and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement.

              (ii) "Registrable Securities" means all shares of Common Stock of the Company issued under this Agreement, including all shares of Common Stock issued or issuable pursuant to the exercise of the Warrants, excluding in all cases, however, all Registrable Securities sold pursuant to Rule 144.

              (iii) "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities to whom rights under this Section 4 (and/or, with respect to the rights of the Investors set forth in Section 5, under such
Section 5) have been assigned in accordance with this Agreement.

          (b) Shelf Registration.
              ------------------

              (i) On or before August 14, 1997, the Company will file a registration statement under the 1933 Act for and all such qualifications and compliances as may be so required and as would permit the sale and distribution of all of the Holders' Registrable Securities and thereafter shall use its best efforts to secure the effectiveness of such registration statement on or about October 14, 1997.

              (ii) The Company will pay all expenses incurred in connection with any registration qualification and compliance requested hereunder, (excluding underwriters' or brokers' discounts and commissions), including without limitation all filing, registration and qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company.

              (iii) The Company will use its best efforts to cause the registration statement to remain effective until the earlier of (A) the date ending three years after the effective date of the registration statement filed pursuant to this Section 4(b), or (B) the date on which each Holder of Registrable Securities is able to sell all of such Holder's Registrable Securities in any single three (3) month period without registration under the 1933 Act pursuant to Rule 144, provided that if the
                                                      --------
Company elects to terminate the effectiveness of the registration statement under (B), the Company shall prior to such termination provide each Holder an opinion of counsel, based on factual representations of the Holders, that such Holder is able to sell all of the Registrable Securities held by such Holder and its affiliates in any single three (3) month period without registration under the 1933 Act pursuant to Rule 144.

          (c) Piggyback Registrations. At such time(s) as a registration
              -----------------------
statement pursuant to Section 4(b) herein is unavailable to the Holders, the Company will be required to notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the Company filing any registration statement made after October 14, 1997 under the 1933 Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization, and will afford each such Holder after October 14, 1997 an opportunity to include in such registration statement (and any related qualification under or compliance with "blue sky" or other state securities laws) all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder will, within thirty (30) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice will inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of such Holder's Registrable Securities in any registration statement thereafter filed by the Company, such Holder will nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

              (i)  If the registration statement under which the Company gives notice under this Section 4(c) is for an underwritten offering, the Company will so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 4(c) will be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting will be allocated (A) first to the Company, (B) second, to any (1) Holders or (2) other persons who have piggyback registration rights granted by the Company that are at parity with the rights of the Holders under this Section 4(c) and, in each case, who request the inclusion of their securities in the registration statement, and (C) third, to any persons with piggyback rights subordinate to those of the Holders who request the inclusion of their securities in the registration statement; provided, however, that the
                                                   --------
number of Registrable Securities proposed to be registered by the Holders hereunder may not be reduced to less than twenty percent (20%) of the total value of the securities to be distributed through the underwriting. If not all securities of Holders or other persons described in clause (B) above can be included in a registration, the allocation among such Holders and other persons will be on a pro rata basis according to the relation that the number of securities which each such Holder or other person owns bears to the total number of shares outstanding. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least five business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting will be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons will be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" will be based upon the aggregate amount of shares owned by all entities and individuals included in such "Holder", as defined in this sentence.

              (ii) All reasonable expenses incurred in connection with a piggyback registration pursuant to this Section 4(c) (excluding underwriters' and brokers' discounts and commissions), including, without limitation, all federal and "blue sky" or other state securities registration and qualification fees, printers' and accounting fees, fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company will be borne by the Company.

          (d) Obligations of the Company. Whenever required to effect the
              --------------------------
registration of any Registrable Securities under this Agreement, the Company will, as expeditiously as reasonably possible:


              (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and deliver such registration statement, at the time of such filing, to each Holder.

              (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

              (iii) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

              (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as will be reasonably requested by the Holders, provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

              (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting will also enter into and perform its obligations under such an agreement.

              (vi) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and upon such notice the Company shall use its best efforts to promptly correct such misstatement or omission and deliver to each Holder copies of such corrected prospectus. The Company shall have the right, upon such notice, to suspend the delivery of prospectuses included in such registration statement from the date of notice until the date of such correction. The period during which the Company is required to keep any registration statement filed pursuant to Section 4(b) or 4(c) effective shall be extended for the amount of time required to amend such registration statement and deliver such prospectus relating thereto.

              (vii) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to each of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     (e) Furnish Information. It will be a condition precedent to the
         -------------------
obligations of the Company to take any action pursuant to Sections 4(b) and 4(c) hereof that the selling Holders will furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as will be required to effect the registration of their Registrable Securities.

     (f) Delay of Registration. No Holder will have any right to obtain or
         ---------------------
seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

     (g) Indemnification. In the event any Registrable Securities are included
         ---------------
in a registration statement under Sections 4(b) or 4(c) hereof:

         (i) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, shareholders, officers and directors of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):
                             ---------
          (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

          (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

          (C) any violation or alleged violation by the Company of the 1933 Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the 1933 Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, shareholder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 4(g)(i) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld), nor will the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, shareholder, officer, director, underwriter or controlling person of such Holder.

     (ii) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or shareholders or any person who controls such Holder within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer, shareholder or controlling person of such other Holder may become subject under the 1933 Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation that arises solely as a result of written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director, shareholder or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this Section 4(g)(ii) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 4(g)(ii) in respect of any Violation will not exceed the lesser of (A) the aggregate proceeds (net of discounts) received by such Holder upon the sale of the Shares or Warrant Shares and (B) that proportion of aggregate losses, claims, damages, liabilities or expenses indemnified against which equals the proportion which the number of Shares and Warrant Shares being sold by such Holder bears to the total number of Shares and Warrant Shares being sold by the Company and all Holders.


     (iii) Promptly after receipt by an indemnified party under this Section 4(g) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4(g), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if the indemnifying party is materially prejudiced thereby, will relieve such indemnifying party of liability, but only to the extent that such indemnifying party is prejudiced with respect to a specific claim.

     (iv) The foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any losses, claims, damages or liabilities purchased shares, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) provided by the Company was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the purchased shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

     (v) If the indemnification provided for in Sections 4(g)(i) or 4(g)(ii) hereof shall be unavailable to hold harmless an indemnified party in respect of any liability under the 1933 Act, then, and in each such case, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statement or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution under this subsection (v) by any Holder exceed the gross proceeds from the offering received by such indemnifying party. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section II(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

        (vi) The obligations of the Company and Holders under this Section 4(g) will survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

     (h) "Market Stand-Off" Agreement. In connection with a public offering of
         ----------------------------
securities by the Company pursuant to Section 4(c), each Holder who participates in the registration statement filed under the 1933 Act for such offering will not, to the extent requested in good faith by an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities included in such registration statement (other than to donees or partners of the Holder who agree to be similarly bound) for up to that period of time, not to exceed ninety (90) days (the "Market Stand-Off Period"), following the effective date of such registration statement of the Company filed under the 1933 Act as is requested by the managing underwriter(s) of such offering; provided that the officers and directors of the Company who own stock of the Company and any shareholder holding more than five percent (5%) of the outstanding voting securities of the Company also agree to such restrictions. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of each such Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     (i) Rule 144 Reporting. With a view to making available the benefits of
         ------------------
certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, while a public market exists for the Common Stock of the Company, the Company will:

        (i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act, at all times while the Company is reporting under the 1934 Act;

        (ii) Use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act (at any time it is subject to such reporting requirements); and

        (iii) So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the 1933 Act and the Exchange Act (at any time it is subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a

Holder to sell any such securities without registration (at any time the Company is subject to the reporting requirements of the Exchange Act).

              (j) Termination of the Company's Obligations. The Company will
                  ----------------------------------------
have no obligations pursuant to Section 4(c) hereof with respect to: (A) any request or requests for registration made by any Holder on a date more than six (6) years after the date of this Agreement; or (B) Registrable Securities held by a Holder if in the opinion of counsel to the Company at the time of filing a registration statement such Holder may sell all of such Holder's Registrable Securities in any single three (3)-month period without registration under the 1933 Act pursuant to Rule 144, provided that if the Company shall determine that it may terminate its obligations to any Holder under (B), the Company shall prior to such termination provide the Holder as to which it shall have determined to terminate its obligations under (B) an opinion of counsel, based on factual representations of the Holders that such Holder is able to sell all of the Registrable Securities held by such Holder and its affiliates in any single three (3) month period without registration under the 1933 Act pursuant to Rule 144.

     5. Covenants.
        ---------

        (a) Proposed or Threatened Change in Control: Equity Purchases. The
            ----------------------------------------------------------
Company shall promptly notify the Holders in writing, to the same extent as any member of the Company's Board of Directors, of any proposed or threatened 20% Change in Control or 50% Change of Control of which the Company is aware and which has been communicated to the Company's President or Chief Executive Officer, or a member of the Company's Board of Directors, verbally or in writing (or which the Board has, acting as a Board, proposed or authorized), as well as any purchase of or right to purchase five percent (5%) or more of any class of capital stock of the Company from the Company, or as reported to the SEC or of which the Company is aware, by any person, entity, or group. For the Purposes of this Section 5(a), a "20% Change In Control" means an event in which after the date hereof any "person" (other than PruTech Research and Development Limited Partnership II), as such term is used in Sections 13(d) and 14(d) of the Exchange Act (or persons) becomes the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange
Act), directly or indirectly, of securities of the Company representing in the aggregate twenty percent (20%) or more of either (A) the then outstanding shares of capital stock of the Company, or (B) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Board of Directors of the Company. For the purposes of this Section 5(a), a "50% Change In Control" means an event in which after the date hereof (A) the shareholders of the Company approve (1) any consolidation or merger of the Company or any subsidiary of the Company where the shareholders of the Company, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate less than fifty percent (50%) of all votes to which all shareholders of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any,) would be entitled under ordinary circumstances in the election of directors and where the aggregate value of such transaction is not less than $1,000,000.00;
(2) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, or (3) any plan or proposal for the liquidation or dissolution of the Company; or (B) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act, together with all "affiliates" and "associates" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of such person, shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate fifty percent (50%) or more of either (1) the then outstanding shares of capital stock of the Company or (2) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Board of Directors of the Company.

        (b)  Affirmative Covenants.  The Company covenants and
             ---------------------
agrees that unless the Holders of 75% of Registrable Securities shall otherwise give their prior consent in writing (which consent any such Holder may at its sole discretion withhold):

             (i) Financial Information: Compliance Certificates. The Company
                 ----------------------------------------------
will furnish to each Holder, for so long as such Holder holds unregistered Registrable Securities: (a) all regular or periodic reports filed by the Company with the SEC, including but not limited to the Company's Annual Report on Form 10-K, the Company's Quarterly reports on Form 10-Q, the Company's Annual Proxy Statement, and any filings made on Form 8-K; or, if such filings are no longer required, comparable information which must be filed pursuant to new SEC reporting requirements; and (b) not more than ninety
(90) days after the end of the Company's fiscal year, audited financial statements as of the end of each of the Company's fiscal years.

             (ii) Notice of Annual Meeting. The Company will provide each of
                  ------------------------
the Holders with fifteen (15) days prior written notice of the record date of any annual or special meeting of the shareholders of the Company, and simultaneously with delivery thereof to the Company's shareholders, a copy of all materials sent to shareholders with respect to such meeting.

             (iii) Preservation of Corporate Existence, Etc. The Company will
                   -----------------------------------------
preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to so qualify would have a material adverse effect on the business, properties, prospects, financial condition, or results of operations of the Company.

             (iv) Maintenance of Insurance. Consistent with the Company's past
                  ------------------------
practices and reasonably sound business practices, the Company will maintain insurance with responsible and reputable insurance companies.

             (v) Keeping of Records and Books of Account. The Company will
                 ---------------------------------------
keep accurate and complete records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles.

             (vi) Maintenance of Properties, Etc. The Company will maintain
                  -------------------------------
and preserve all of its properties necessary or useful in the proper conduct of its business in accordance with sound business practice.

             (vii) Authorized Shares. The Company's Board of Directors shall
                   -----------------
approve and shall use its best efforts to obtain shareholder approval to increase the Company's authorized shares of Common Stock in a sufficient number at its next annual shareholder meeting to cover the issuance of shares of Common Stock upon exercise of the Warrants, any issuances of shares of Common Stock upon the exercise, conversion or exchange of any options, warrants, securities or rights convertible or exchangeable for shares of Common Stock, any issuances of shares of Common Stock pursuant to any other rights, commitments or agreements of the Company and any shares reserved for issuance under the Company's stock plans as set forth in Schedule 1 to the Schedule of Exceptions. The Company shall, from and at all times after the Closing maintain a reserve of authorized shares sufficient to cover the exercise in full of the outstanding Warrants until the expiration or earlier exercise of the Warrants.

             (viii) Nasdaq Requirements. The Company shall use its best effort
                    -------------------
to substantially meet the quantitative maintenance criteria set forth in Rule 4450 (Quantitative Maintenance Criteria) of the Rules of the NASD and Rule 4460 (Quantitative Designation Criteria) of the NASD for inclusion in the Nasdaq National Market.

             (ix) Exchange Act Filings. The Company shall continue to file
                  --------------------
with the

SEC all reports and other filings required under the rules of the SEC and such documents shall comply in all material respects with the requirements of the Exchange Act or the 1933 Act, as applicable, as long as the Company continues to be subject to reporting requirements under Section 13 or 15(d) of the Exchange Act.

        (c) Negative Covenants. The Company covenants and agrees that unless
            ------------------
the Holders of 75% of the Registrable Securities shall otherwise give their prior consent in writing (which consent any such Holder may at its sole discretion withhold), the Company will not:

            (i) Liquidation, Dissolution, Sales, etc. of Assets. Liquidate or
                -----------------------------------------------
dissolve, or sell, assign, lease, lend, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets, whether such assets are now owned or hereafter acquired, except sales, leases and other transactions negotiated at arms' length and in the ordinary course of the Company's business, as presently conducted.

            (ii) Agreement Not to Exercise Options and/or Warrants. The
                 -------------------------------------------------
Company will not issue shares of Common Stock pursuant to the exercise of an option and/or warrant subject to an Agreement Not to Exercise Options and/or Warrants (the "Lockup Agreement") so long as such agreement is in effect, provided that notwithstanding the foregoing, in the event an exercise of all
--------
or any portion of a warrant or option subject to the Lockup Agreement is proposed, such exercise shall be permitted, provided that the number of
                                            --------
additional shares to be issued pursuant to the Settlement Agreement (as defined in the Schedule of Exceptions) is finally determined pursuant to such Settlement Agreement, and taking into account the aggregate amount of such additional shares of Common Stock, and shares of Common Stock reserved for issuance under the Company's stock plans disclosed in Schedule 1 to the Schedule of Exceptions or subject to outstanding options, warrants, and other rights to acquire Common Stock, the Company has sufficient authorized and available shares of Common Stock to permit the proposed exercise of the option or warrant proposed to be exercised.


            (iii) Future Issuances of Common Stock. The Company shall not
                  --------------------------------
grant or issue any additional shares, options, warrants, securities or rights exercisable into, convertible or exchangeable for shares of Common Stock or enter into any other commitments or agreements which call for the issuance of shares of Common Stock, ("Future Issuances") until the earlier of (i) the amendment of the Company's Amended and Restated Articles of Incorporation to increase its authorized shares in sufficient number to cover all existing Warrant Shares and all outstanding options, warrants or other rights and all commitments or agreements to issue common stock and all reserves set forth under any stock option or stock purchase plan, all as set forth in Schedule 1 to the Schedule of Exceptions, (ii) the expiration of Warrants, or (iii) the exercise in full of all outstanding Warrants; provided that the Company may make Future Issuances specifically provided for on Schedule 1 to the Schedule of Exceptions and Future Issuances out of the reserves set forth on Schedule 1, except for those shares of Common Stock subject to an Agreement Not to Exercise Options and/or Warrants.

        (iv) Termination of Covenants. The covenants set forth in this Section
             ------------------------
5 will terminate with respect to a Holder upon the earlier of (A) three years from the effective date of the Registration Statement filed pursuant to
Section 4(b), or (B) the date on which the registration rights under this Agreement are terminated by the Company because each Holder of

Registrable Securities is able to sell all of such Holder's Registrable Securities in any single three (3) month period without registration under the 1933 Act pursuant to Rule 144, provided that if the Company shall determine it may terminate its obligations to any Holder for the reasons set forth in (B), the Company shall provide the Holder as to which it shall have determined to terminate its obligations prior to such termination an opinion of counsel, based on factual representations of the Holders, that such Holder is able to sell of the Registrable Securities held by such Holder and its affiliates in any single three (3) month period without registration under the 1933 Act pursuant to Rule 144.

     6. Conditions to Obligations of the Investors. The obligation of each
        ------------------------------------------
Investor to purchase the Units at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by such Investor:


        (a) Representations and Warranties Correct; Performance of
            ------------------------------------------------------
Obligations. The representations and warranties made by the Company in Section
-----------
3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date, except for representations and warranties made as of a specific date which shall be true and correct as of such date; the Company's business and assets shall not have been adversely affected in any material way prior to the Closing Date; and the Company shall have performed all obligations and conditions herein required to be performed or observed by it under this Agreement on or prior to the Closing Date.

        (b) Consents and Waivers. The Company shall have obtained any and all
            --------------------
consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement. The Company shall have obtained valid waivers of rights of first refusal or other similar preemptive rights with respect to the issuance of the Shares, the Warrants and the Warrant Shares.

        (c) Compliance Certificate. The Company shall have delivered to the
            ----------------------
Investors a certificate, executed by the Chairman of the Board and Chief Executive Officer of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsection (a) of this Section 6.

        (d) Opinion of Company's Counsel. Investors shall have received from
            ----------------------------
Gray Cary Ware & Freidenrich, counsel to the Company, an opinion addressed to the Investors, dated the Closing Date and in substantially the form attached hereto as Exhibit E.
          ---------

        (e) Agreement Not to Exercise Options and/or Warrants. Certain
            -------------------------------------------------
directors and officers of the Company shall have executed the Agreement Not to Exercise Options and/or Warrants, in the form attached hereto as Exhibit D,
                                                                 ---------
and such agreements shall cover at least 974,350 shares of Common Stock.

        (f) Authorizations. All authorizations, approvals, or permits, if any,
            --------------
of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Units shall have been duly obtained and effective on and as of the

Closing.

     7. Conditions to Obligations of the Company. The obligation of the
        ----------------------------------------
Company to sell and issue the Shares to each Investor at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

        (a) Representations and Warranties. The representations and warranties
            ------------------------------
made by such Investor in Section 2 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

        (b) Consents and Waivers. The condition set forth in subsections (b),
            --------------------
(e) and (f) of Section 6 hereof shall have been fulfilled.

     8. Miscellaneous.
        -------------

        (a) Governing Law. This Agreement will be governed by and construed in
            -------------
accordance with the internal laws of the State of California applicable to contracts made among residents of, and wholly to be performed within, the State of California, without regard to principles of conflict of laws or choice of laws.

        (b) Further Instruments. From time to time, each party hereto will
            -------------------
execute and deliver such instruments and documents as may be reasonably necessary to carry out the purposes and intent of this Agreement.

        (c) Successors; No Other Beneficiaries. This Agreement will be binding
            ----------------------------------
upon and will inure to the benefit of the executors, administrators, legal representatives, heirs, successors, and assigns of the parties hereto; provided, however, that (i) rights of Investors hereunder may be transferred
-----------------
only in connection with (and to the transferee of) Common Stock of the Company purchased by a Investor hereunder, but the Company may prohibit such transfer of rights (but not the transfer of stock) if the transfer to a particular transferee would not, in the good faith judgment of the Company's Board of Directors, be in the Company's best interests, and (ii) any transferee of any shares of stock of the Company affected by this Agreement to whom rights are so transferred (a "Permitted Transferee") will be required, as a condition
                   --------------------
precedent to acquiring such shares, to agree in writing to be bound by all the terms and conditions of this Agreement applicable to such Permitted Transferee's transferor, and (iii) upon and after such transfer the Permitted Transferee will be deemed to be an Investor for purposes of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        (d) Counterparts. This Agreement may be executed in two or more
            ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement will be effective following the parties signatory hereto upon such counterpart signature by all initial parties hereto.

        (e) Entire Agreement. This Agreement, including and incorporating the
            ----------------
Schedule of Exceptions and all Exhibits attached hereto and referred to herein, constitutes and contains the entire agreement and understanding of the parties regarding the subject matter of this Agreement and supersedes in its entirety any and all prior negotiations, correspondence, understandings and agreements among the parties respecting the subject matter hereof.

        (f) Notices. Any notice required to be given or delivered to the
            -------
Company under the terms of this Agreement shall be addressed to the Chief Financial Officer of the Company at its principal corporate offices. Any notice required to be given or delivered to an Investor shall be addressed to the Investor at the address indicated below or to such other address as such party may designate in writing from time to time to the Company. Unless otherwise provided, notice required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of (i) the date of personal delivery, or (ii) the date of delivery by facsimile, or (iii) the business day after deposit with a nationally-recognized courier or overnight service, including Federal Express or Express Mail, for United States deliveries or three (3) business days after such deposit for deliveries outside of the United States, or (iv) three (3) business days after deposit in the United States mail by registered or certified mail for United States deliveries. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth on Exhibit A hereto, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto. All notices for delivery outside the United States will be sent by facsimile, or by nationally recognized courier or overnight service, including Express Mail. Any notice given hereunder to more than one person will be deemed to have been given, for purposes of counting time periods hereunder, on the date given to the last party required to be given such notice.

        (g) Finders' Fee. Each party represents that it neither is nor will be
            ------------
obligated for any finders' fee or commission in connection with this transaction other than described in this section. Each party agrees to indemnify and to hold the other parties hereto harmless from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such party or any of its officers, partners, employees or representatives is responsible.

        (h) Amendments and Waivers. Any term of this Agreement may be amended
            ----------------------
and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and by Investors holding at least seventy-five percent (75%) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 8(h) will be binding upon the Company, each Investor, and their permitted transferees and assignees.

        (i) Severability. If one or more provisions of this Agreement are held
            ------------
to be unenforceable under applicable law, such provisions will be excluded from this Agreement to the extent unenforceable and the balance of such provisions, and of this Agreement, will be interpreted as if such provision or part and hereof were so excluded and will be enforceable in accordance with its terms.

        (j) Aggregation of Stock. All shares of Common Stock held or acquired
            --------------------
by affiliated entities or persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

        (k) Expenses. The Company will pay all of the costs and expenses that
            --------
it incurs, and will pay the reasonable fees and expenses, together, of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, counsel to J.F. Shea Co., Inc., as agreed upon between the Company and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, with respect to the negotiation, execution, delivery and performance of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

COMPANY

SILICON VALLEY RESEARCH


By:       /s/ Robert R. Anderson
   ------------------------------------
Name:     Robert R. Anderson
     ----------------------------------
Title:   Chairman, CEO
      ---------------------------------

INVESTOR:

ROBERT ANDERSON


/s/ Robert R. Anderson
---------------------------------------
(signature)

Address:  c/o Silicon Valley Research, Inc.
6360 San Ignacio Avenue
San Jose, CA  95119

INVESTOR:

COMPASS TECHNOLOGY PARTNERS, L.P.


By:       /s/ David G. Arscott
   -------------------------------------
Title:
      ----------------------------------
Address:  1550 El Camino Real, Suite 275
          Menlo Park, CA  94025

INVESTOR:

COMPASS MANAGEMENT PARTNERS, L.P.

By:       /s/ David G. Arscott
   -------------------------------------
Title:
      ----------------------------------

Address:  1550 El Camino Real, Suite 275
          Menlo Park, CA  94025

INVESTOR:

CLARION CAPITAL CORPORATION


By:       /s/ Morris Wheeler
   -------------------------------------
Title:
      ----------------------------------
Address:  1801 East 9th Street, Suite 510
          Cleveland, OH  44114

INVESTOR:

LAURENCE G. COLEGATE, JR.

     /s/ Laurence G. Colegate, Jr.
----------------------------------------
(signature)

Address:  c/o Silicon Valley Research, Inc.
          6360 San Ignacio Avenue
          San Jose, CA  95119

INVESTOR:

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.


By:       /s/ Austin Marxe
   -------------------------------------
Title:
      ----------------------------------
Address:  153 E. 53rd Street, 51st Floor
          New York, NY  10022

INVESTOR:

SPECIAL SITUATIONS FUND III, L.P.


By:       /s/ Austin Marxe
   -------------------------------------

Title:

Address:  153 E. 53rd Street, 51st Floor
          New York, NY  10022

INVESTOR:

SPECIAL SITUATIONS CAYMAN FUND, L.P.


By:       /s/ Austin Marxe
   -------------------------------------
Title:
      ----------------------------------
Address:  153 E. 53rd Street, 51st Floor
          New York, NY  10022

INVESTOR:

SENVEST INTERNATIONAL LLC


By:       /s/ Richard Mashaal
   -------------------------------------
Title:


Address:  1140 De Maison Neuve Blvd., West
          Suite 1180
          Montreal, Quebec H3AIM8

INVESTOR:

ROGERS FAMILY TRUST


By:       /s/ Roy L. Rogers
   -------------------------------------
Title:
      ----------------------------------
Address:  2800 Sand Hill Road, Suite 120
          Menlo Park, CA  94025

INVESTOR:

DONN TOGNAZZINI

By:       /s/ Donn Tognazzini
   -------------------------------------
Title:

Address:  111 W. Micheltorena
          Santa Barbara, CA  93101

INVESTOR:

BAY AREA MICRO-CAP FUND, L.P.


By:       /s/ Gregory F. Wilbur
   -------------------------------------
Title:

Address:  1151 Bay Laurel Drive
          Menlo Park, CA  94025

INVESTOR:

ISABELLA PARTNERS


By:       /s/ Mike Wilsey
   -------------------------------------
Title:
      ----------------------------------
Address:  2351 Powell Street, Suite 500
          San Francisco, CA  94133

INVESTOR:

WARREN WONG


           /s/ Warren Wong
----------------------------------------
(signature)

Address:  c/o Silicon Valley Research, Inc.
          6360 San Ignacio Avenue
          San Jose, CA  95119

INVESTOR:

J.F. SHEA CO., INC., as Nominee 1997-14

By:       /s/ James G. Shontere
   -------------------------------------
Title:   Secretary
      ----------------------------------
Address:  655 Brea Canyon Road
          Walnut, CA  91789

INVESTOR:

WILLIAM R. TIMKEN


          /s/ William R. Timken
----------------------------------------
(signature)

Address:  c/o Hambrecht & Quist
          Attn:  William R. Timken & Diane Larson
          1 Bush Street
          San Francisco, CA  94105

INVESTOR:

BAY PARTNERS SBIC, L.P.

BY BAY MANAGEMENT COMPANY 1995, GENERAL PARTNER


By:       /s/ Marcella T. Yano
----------------------------------------
General Partner

Name:
     -----------------------------------
Address:  c/o Bay Partners SBIC, L.P.
          1600 N. DeAnza Blvd., #100
          Cupertino, CA 95014